                                                           Exhibit 99.5

FOR IMMEDIATE RELEASE

CONTACTS:

LJL BIOSYSTEMS, INC.:                    MEDIA RELATIONS:

LARRY TANNENBAUM                         FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT            SUSANNE FRIESTEDT
408-548-0542                             619-223-8844
Ltannenbaum@ljlbio.com                   friestintl@aol.com


                             LJL BIOSYSTEMS REPORTS
                          RECORD THIRD QUARTER RESULTS

-   81% GROWTH IN THIRD QUARTER REVENUES OVER 3Q 1998

-   69%  GROSS MARGINS

-   ASTRAZENECA AND LJL SIGN MASTER TECHNOLOGY PARTNERSHIP
    AGREEMENT

-   CUSTOMERS SHOW STRONG INTEREST IN NEW TECHNOLOGIES AND
    PRODUCTS

SUNNYVALE, CA--OCTOBER 28, 1999 -- LJL BioSystems, Inc. (NASDAQ: LJLB), a leading provider of detection systems for drug discovery, today reported financial results for the third quarter and nine months ended September 30, 1999. Third quarter revenues grew 81% to $2.6 million, compared to $1.4 million for the third quarter of 1998, and increased sequentially by 28% over the second quarter of this year. Year to date revenues of $6.0 million grew 112% compared to the $2.8 million reported during the same period last year. In a separate press release, the company also announced the signing of its first Platinum Master Technology Partnership Agreement (MTPA) with AstraZeneca.

"We believe that LJL's significant revenue growth illustrates the growing acceptance of LJL's solutions for some of the most pressing problems in drug discovery. Our customers, both large pharmaceutical and smaller biotech companies, increasingly recognize our technology's value in creating the infrastructure required to compete in the next millennium. Today's announcement of a Platinum MTPA with AstraZeneca, covering products and services, is further evidence of LJL's unique value proposition," commented Lev J. Leytes, Chairman and CEO of LJL.

Gross margins in the third quarter were 69% compared to 46% a year earlier and 56% in the second quarter of 1999. The net loss for the third quarter was $2.0 million, or $0.16 cents per share on 12.7 million shares outstanding, compared to a net loss of $2.2 million or $0.21 cents per share on 10.4 million shares outstanding in the same quarter last year. As of September 30, 1999, LJL had cash, cash equivalents and investments of $9.5 million.

"Our strategy is to continue growing revenues faster than expenses, while maintaining margins at approximately 60% on an annualized basis. We believe this strategy is working. In the third quarter, both revenues and margins significantly improved, and operating expenses did not grow from the preceding quarter. While quarterly margins are expected to continue to fluctuate, based in part on product mix, we are especially pleased to report improvement in gross margins," continued Leytes. "We are excited that increasing orders for the high-end AcquestTM as well as growing international shipments significantly contributed to the growth in third quarter revenues."

In addition to reporting increased revenues and improving margins, LJL made several strategically important announcements in the third quarter. "In August, we announced the formation of our Genomics Science Group to further expand our high throughput market opportunities. We believe our current technology is highly effective in SNPs (Single Nucleotide Polymorphisms) genotyping and are excited about this emerging market. We are pleased with the early SNPs market acceptance of our products as evidenced by additional purchase orders beyond those announced previously," added Leytes.

In September, at the 5th annual conference of the Society for BioMolecular Screening (SBS), the Company announced the expansion of their consumables product line with four new consumable products, as well as the introduction of the next generation instrument platform, the ScreenStationTM. ScreenStation is a system designed to enable pharmaceutical companies to easily implement homogeneous assays that are fast, miniaturized, and non-radioactive. At SBS, LJL also demonstrated a prototype of its' proprietary platform for drug discovery assays based on the measurement of fluorescence lifetime, FLAReTM. "We already have seen strong customer interest for these new technologies, including the receipt of purchase orders for products we introduced at SBS. We were recently informed that the FLARe presentation developed in collaboration with SmithKline Beecham was honored with an award as one of the top ten posters among more than 200 presented," Leytes reported.

ABOUT LJL BIOSYSTEMS, INC.

LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines. LJL's family of proprietary products, marketed as CRITERION-TM-, consists of instruments, consumables, and services. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company, Pharmacia & Upjohn and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed May 14, 1999 and August 16, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc. via fax at no cost, dial 800-PRO-INFO (+732-544-2850 outside the U.S.), ticker symbol: LJLB

                          -FINANCIAL HIGHLIGHTS TO FOLLOW-

LJL BIOSYSTEMS REPORTS 1999 THIRD QUARTER RESULTS
PAGE 4


                                       LJL BIOSYSTEMS, INC.
                          CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                           (UNAUDITED)


                                                    Three months ended September 30,             Nine months ended September 30,
                                                      1999                   1998                  1999                  1998
                                                 ------------------       -------------      -----------------      -------------
Net sales                                             $   2,583,000       $   1,425,000          $   5,960,000      $   2,809,000
Cost of sales                                               807,000             776,000              2,387,000          1,806,000
                                                 ------------------       -------------      -----------------      -------------

Gross profit                                              1,776,000             649,000              3,573,000          1,003,000
                                                 ------------------       -------------      -----------------      -------------

Operating expenses:
   Research and development                               1,672,000           1,426,000             4,931,000           4,208,000
   Selling, general and administrative                    2,207,000           1,623,000             5,989,000           3,541,000
                                                 ------------------       -------------      -----------------      -------------

        Total operating expenses                          3,879,000           3,049,000             10,920,000          7,749,000
                                                 ------------------       -------------      -----------------      -------------

Loss from operations                                     (2,103,000)         (2,400,000)            (7,347,000)        (6,746,000)
Interest and other income, net                              130,000             221,000                489,000            505,000
Interest expense                                            (23,000)            (14,000)               (65,000)           (17,000)
                                                 ------------------       -------------      -----------------      -------------

Net loss                                                 (1,996,000)         (2,193,000)            (6,923,000)        (6,258,000)
                                                 ------------------       -------------      -----------------      -------------

Accretion of mandatorily redeemable convertible
    preferred stock redemption value                              -                   -                      -           (254,000)

Net loss available to common stockholders              $ (1,996,000)       $ (2,193,000)          $ (6,923,000)      $ (6,512,000)
                                                 ------------------       -------------      -----------------      -------------
                                                 ------------------       -------------      -----------------      -------------

Basic and diluted net loss per share available
    to common stockholders                             $      (0.16)       $      (0.21)          $      (0.56)      $      (0.73)
                                                 ------------------       -------------      -----------------      -------------
                                                 ------------------       -------------      -----------------      -------------

Shares used in computation of basic and diluted
    net loss per share available to common
    stockholders                                         12,687,089          10,420,246             12,450,623          8,866,504
                                                 ------------------       -------------      -----------------      -------------
                                                 ------------------       -------------      -----------------      -------------

                                                                  - MORE -

LJL BIOSYSTEMS REPORTS 1999 THIRD
QUARTER RESULTS
PAGE 5


                                                 LJL BIOSYSTEMS, INC.
                                       CONSOLIDATED CONDENSED BALANCE SHEET
                                                    (UNAUDITED)

                                                          September 30,                  December 31,
                                                             1999                            1998
                                                        ----------------               ----------------
ASSETS


Current assets:
    Cash and cash equivalents                             $    1,832,000                  $   1,831,000
    Short-term investments                                     4,683,000                      5,510,000
    Accounts receivable, net                                   1,273,000                        840,000
    Inventories                                                2,665,000                      1,173,000
    Other current assets                                         315,000                        262,000
                                                        ----------------               ----------------

        Total current assets                                  10,768,000                      9,616,000

Property and equipment, net                                      817,000                        789,000
Investments                                                    2,974,000                      2,863,000
Loan receivable from related party                               223,000                        190,000
                                                        ----------------               ----------------

                                                            $ 14,782,000                   $ 13,458,000
                                                        ----------------               ----------------
                                                        ----------------               ----------------


LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities:
    Accounts payable                                       $   1,194,000                 $      508,000
    Accrued expenses                                           2,055,000                      1,801,000
    Customer deposits                                            180,000                         19,000
    Debt                                                         790,000                        710,000
                                                        ----------------               ----------------

        Total liabilities                                      4,219,000                      3,038,000

Stockholders' equity                                          10,563,000                     10,420,000
                                                        ----------------               ----------------
                                                            $ 14,782,000                   $ 13,458,000
                                                        ----------------               ----------------
                                                        ----------------               ----------------

                                                 ###